UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2022

Sipup Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-185408	99-0382107
(Commission File Number)	(IRS Employer Identification No.)

Mitzpe 2 Shoham, Israel, 6082102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 1-305-999-5232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

The disclosure set forth below under Item 2.01 (Completion of Acquisition of Disposition of Assets) is incorporated by reference into this Item 1.01.

On November 30, 2022 Sipup Corp. ( “Sipup,” “we,” “us” or the “Company”) entered into a Rescission Agreement (the “Rescission Agreement”) with VeganNation Services, Ltd., a company formed under the laws of the State of Israel (“VeganNation”) and the shareholders of VeganNation. pursuant to which the previously disclosed Share Exchange Agreement entered into as of September 30,. 2021 amongst the parties (the “Share Exchange Agreement”) was terminated and rescinded in its entirety. Accordingly, each of the parties wase restored to the respective positions they occupied immediately prior to the execution and delivery of the Exchange Agreement.

Due to circumstances beyond the control of the Parties, Sipup has been unable to develop the business of VeganNation to the extent contemplated by the Exchange Agreement and discussions between Sipup and VeganNation following the execution and delivery of the Exchange Agreement. Accordingly, the parties determined to enter into the Rescission Agreement.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Rescission Agreement, a copy of which is filed as Exhibit 10.1 to report and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Under the Share Exchange Agreement, Sipup issued to the VeganNation shareholders 41,062,240 shares of Sipup common stock the “Sipup Shares”) in consideration for all of the issued and outstanding ordinary shares of VeganNation.

Under the Rescission Agreement, which closed as of January 31, 2023, the parties agreed to the following

●	Sipup shall have no ownership interest in VeganNation, and therefore VeganNation shall no longer be a subsidiary of Sipup;

●	All of the Ordinary Shares transferred by the VeganNation shareholders to Sipup under the Exchange Agreement were transferred and conveyed by Sipup to the VeganNation shareholders.

●	All of the shares of common stock transferred by Sipup to the VeganNation shareholders under the terms of the Exchange Agreement will be cancelled and returned to the treasury of Sipup.

In addition, under the terms of the Rescission Agreement VeganNation agreed to deliver to an account designated by Sipup 2,000,000 unrestricted GreenCoins (the “GreenCoins”), for no additional consideration, which shall be locked through May 3, 2023. In addition, VeganNation and Sipup executed an option agreement (the “GreenCoin Option Agreement”), pursuant to which Sipup shall have the right to exercise its option through June 30, 2024, to acquire 14,000,000 GreenCoins (the “Option”).

Under the Rescission Agreement, the parties exchanged mutual releases releasing each other from any continuing liability to each other. In addition, VeganNation undertook to assist Sipup in completing its 2021 audit.

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Under the terms of the Rescission Agreement, on January 31, 2023 Mr. Isaac Thomas resigned from all position held with Sipup, including his directorship and as chief Executive Officer.

On February 3, 2023, Mr. Baruch Yadid, a directo,r was appointed as interim chief executive officer.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIPUP CORPORATION, INC.

	By:	/s/ Baruch Yadid
Baruch Yadid
Date: February 14, 2023		Interim Chief Executive Officer (Principal Executive Officer)

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